UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 11, 2006
eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2145 Hamilton Avenue, San Jose, California	95125

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 376-7400
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
     This Current Report on Form 8-K contains information regarding the directors and officers of eBay Inc., executive compensation, security ownership of beneficial owners and management, certain relationships and related transactions, and the fees and services of our principal accountants. This information would normally be included in Part III of our Annual Report on Form 10-K or incorporated into our Annual Report by reference to the Proxy Statement for our Annual Meeting of Stockholders. When we filed our Annual Report on February 24, 2006, we indicated our intention to incorporate this information by reference to our Proxy Statement. Because we filed a Registration Statement on Form S-3ASR earlier today and we do not intend to file our Proxy Statement until later in April 2006, we are providing the information in this current report on Form 8-K in order to ensure that complete information is available at the time of filing of the Registration Statement on Form S-3ASR.
DIRECTORS AND EXECUTIVE OFFICERS
     Executive officers are elected annually by the Board of Directors of eBay Inc. and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of April 1, 2006.

Name	Age	Position
Pierre M. Omidyar(5)	38	Founder and Chairman of the Board
Margaret C. Whitman(6)	49	President and Chief Executive Officer
Elizabeth L. Axelrod	43	Senior Vice President, Human Resources
Matthew J. Bannick	41	President, eBay International
William C. Cobb	49	President, eBay North America
John J. Donahoe	45	President, eBay Business Unit
Rajiv Dutta	44	President, Skype
Michael R. Jacobson	51	Senior Vice President Legal Affairs, General Counsel and Secretary
Jeffrey D. Jordan	47	President, PayPal
Robert H. Swan	45	Senior Vice President, Finance and Chief Financial Officer
Maynard G. Webb, Jr.	50	Chief Operating Officer
Fred D. Anderson(1)(7)	61	Director
Edward W. Barnholt(2)(7)	62	Director
Philippe Bourguignon(2)(6)	58	Director
Scott D. Cook(3)(7)	53	Director
William C. Ford, Jr(3)(4)(5)	48	Director
Robert C. Kagle(2)(7)	50	Director
Dawn G. Lepore(1)(3)(5)	51	Director
Richard T. Schlosberg, III(1)(3)(5)	62	Director
Thomas J. Tierney(2)(3)(6)	52	Director

(1)	Member of our Audit Committee.

(2)	Member of our Compensation Committee.

(3)	Member of our Corporate Governance and Nominating Committee.

(4)	Mr. Ford became a member of our Corporate Governance and Nominating Committee on April 1, 2006. From July 2005 to April 1, 2006, Mr. Ford was a member of our Compensation Committee.

(5)	Director continuing in office until our 2006 Annual Meeting.

(6)	Director continuing in office until our 2007 Annual Meeting.

(7)	Director continuing in office until our 2008 Annual Meeting.
     Pierre M. Omidyar founded eBay as a sole proprietorship in September 1995. He has been a director and Chairman of the Board since eBay’s incorporation in May 1996 and also served as its Chief Executive Officer, Chief Financial Officer, and President from inception to February 1998, November 1997 and August 1996, respectively. Prior to founding eBay, Mr. Omidyar was a developer services engineer at General Magic, a mobile communications platform company, from December 1994 to July 1996. Mr. Omidyar co-founded Ink Development Corp. (later renamed eShop) in May 1991 and served as a software engineer there from May 1991 to September 1994. Prior to co-founding Ink, Mr. Omidyar was a developer for Claris, a subsidiary for Apple Computer, and for other Macintosh-oriented software development companies. Mr. Omidyar is currently Chairman and CEO of Omidyar Network, a mission-based investment group committed to fostering individual self-empowerment on a global scale. He also serves on the Board of Trustees of Tufts University and the Santa Fe Institute, and as a director of Meetup Inc. Mr. Omidyar holds a B.S. degree in Computer Science from Tufts University.

     Margaret C. Whitman serves eBay as President and Chief Executive Officer. She has served in that capacity since February 1998 and as a director since March 1998. From January 1997 to February 1998, she was General Manager of the Preschool Division of Hasbro Inc., a toy company. From February 1995 to December 1996, Ms. Whitman was employed by FTD, Inc., a floral products company, most recently as President, Chief Executive Officer and a director. From October 1992 to February 1995, Ms. Whitman was employed by The Stride Rite Corporation, a footwear company, in various capacities, including President, Stride Rite Children’s Group and Executive Vice President, Product Development, Marketing & Merchandising, Keds Division. From May 1989 to October 1992, Ms. Whitman was employed by The Walt Disney Company, an entertainment company, most recently as Senior Vice President, Marketing, Disney Consumer Products. Before joining Disney, Ms. Whitman was at Bain & Co., a consulting firm, most recently as a Vice President. Ms. Whitman also serves on the board of directors of The Procter & Gamble Company and DreamWorks Animation SKG, Inc. Ms. Whitman holds an A.B. degree in Economics from Princeton University and an M.B.A. degree from the Harvard Business School.
     Elizabeth L. Axelrod serves eBay as Senior Vice President, Human Resources. She has served in that capacity since March 2005. From May 2002 to March 2005, Ms. Axelrod served as the Chief Talent Officer for WPP Group PLC, a global communications services group where she was also an executive director. Ms. Axelrod was a partner at McKinsey & Company, a consulting firm where she worked from October 1989 to April 2002. Ms. Axelrod holds a B.S.E. degree in Finance from the Wharton School of the University of Pennsylvania and a Master’s degree in Public and Private Management (MPPM) from the Yale School of Management. Ms. Axelrod is a co-author of The War for Talent published by Harvard Business School Press in 2001.
     Matthew J. Bannick serves eBay as President, eBay International. He has served in that capacity since December 2004. On March 6, 2006, eBay announced that Mr. Bannick will be transitioning out of his current role later in 2006 in order to spearhead eBay’s initiatives in corporate philanthropy and the developing world. From October 2002 to November 2004, Mr. Bannick served as Senior Vice President and General Manager, Global Online Payments and Chief Executive Officer of PayPal. From November 2000 to October 2002, Mr. Bannick served as eBay’s Senior Vice President and General Manager, eBay International. From February 1999 to November 2000, Mr. Bannick served in a variety of other executive positions at eBay. From April 1995 to January 1999, Mr. Bannick was an executive for Navigation Technologies (NavTech), a leading provider of digital map databases for the vehicle navigation and internet mapping industries. Mr. Bannick was President of NavTech North America for three years and also served as Senior Vice President of Marketing and Vice President of Operations. From June 1992 to August 1992, Mr. Bannick served as a consultant for McKinsey & Company, a consulting firm, in Europe and from June 1993 to April 1995 in the U.S. Mr. Bannick also served as a U.S. diplomat in Germany during the period of German unification. Mr. Bannick holds a B.A. in Economics and International Studies from University of Washington and an M.B.A degree from the Harvard Business School.
     William C. Cobb serves eBay as President, eBay North America. He has served in that capacity since December 2004. From September 2002 to November 2004, Mr. Cobb served as Senior Vice President and General Manager, eBay International. From November 2000 to September 2002, Mr. Cobb served as eBay’s Senior Vice President, Global Marketing. From February 2000 to June 2000, Mr. Cobb served as the General Manager of Consumer Sales for Netpliance, Inc., an Internet-based content company. From July 1997 to February 2000, Mr. Cobb served as the Senior Vice President of International Marketing for Tricon Global Restaurants, Inc. (now known as Yum! Brands, Inc.), a restaurant operator and franchiser. From August 1995 to July 1997, Mr. Cobb served as the Senior Vice President and Chief Marketing Officer for Pizza Hut, Inc., a division of Tricon Global Restaurants, Inc. From May 1994 to August 1995, Mr. Cobb served as Vice President of Colas for the Pepsi-Cola Company, a division of PepsiCo., Inc. Mr. Cobb holds a B.S. degree in Economics from the University of Pennsylvania and an M.B.A. degree from Northwestern University.
     John J. Donahoe serves eBay as President, eBay Business Unit. He has served in that capacity since March 2005. From January 2000 to February 2005, Mr. Donahoe served as Worldwide Managing Director for Bain & Company, a global business consulting firm. Mr. Donahoe serves on the Board of Trustees for Dartmouth College and Sacred Heart and sits on the Advisory Board of Stanford Graduate School of Business. Mr. Donahoe holds a B.A. in Economics from Dartmouth College and an M.B.A. degree from the Stanford Graduate School of Business.
     Rajiv Dutta serves eBay as President, Skype. He has served in that capacity on a full-time basis since March 2006. From January 2001 to March 2006, Mr. Dutta served as eBay’s Senior Vice President and Chief Financial Officer. From August 1999 to January 2001, Mr. Dutta served as eBay’s Vice President of Finance and Investor Relations. From July 1998 to August 1999, Mr. Dutta served as eBay’s Finance director. From February 1998 to July 1998, Mr. Dutta served as the World Wide Sales Controller of KLA-Tencor, a manufacturer of semiconductor equipment. Prior to KLA-Tencor, Mr. Dutta spent ten years, from January 1988 to February 1998, at Bio-Rad Laboratories, Inc., a manufacturer and distributor of life science and diagnostic products with operations in over 24 countries. Mr. Dutta held a variety of positions with Bio-Rad, including the group controller of the Life Science Group. Mr. Dutta holds a B.A. degree in Economics from St. Stephen’s College, Delhi University in India and an M.B.A. degree from Drucker School of Management.

     Michael R. Jacobson serves eBay as Senior Vice President, Legal Affairs, General Counsel and Secretary. He has served in that capacity or as Vice President, Legal Affairs, General Counsel since August 1998. From 1986 to August 1998, Mr. Jacobson was a partner with the law firm of Cooley Godward LLP, specializing in securities law, mergers and acquisitions, and other transactions. Mr. Jacobson holds an A.B. degree in Economics from Harvard College and a J.D. degree from Stanford Law School.
     Jeffrey D. Jordan serves eBay as President, PayPal. He has served in that capacity since December 2004. From April 2000 to November 2004, Mr. Jordan served as eBay’s Senior Vice President, eBay North America. From September 1999 to April 2000, Mr. Jordan served as eBay’s Vice President, Regionals and Services. From September 1998 to September 1999, Mr. Jordan served as Chief Financial Officer for Hollywood Entertainment Corporation, a video rental company, and President of their subsidiary, Reel.com. From September 1990 to September 1998, Mr. Jordan served in various capacities including most recently Senior Vice President and Chief Financial Officer of The Disney Store Worldwide, a subsidiary of The Walt Disney Company. Mr. Jordan holds a B.A. degree in Political Science and Psychology from Amherst College and an M.B.A. degree from the Stanford Graduate School of Business.
     Robert H. Swan serves eBay as Senior Vice President, Finance and Chief Financial Officer. He has served in that capacity since March 2006. From February 2003 to March 2006, Mr. Swan served as Executive Vice President and Chief Financial Officer of Electronic Data Systems Corporation. From July 2001 to December 2002, Mr. Swan was Executive Vice President and Chief Financial Officer of TRW Inc. Mr. Swan served in executive positions at Webvan Group, Inc. from 1999 to 2001, including Chief Executive Officer from April 2001 to July 2001, Chief Operating Officer from September 2000 to July 2001 and Chief Financial Officer from October 1999 to July 2001. (Webvan filed a voluntary petition for Chapter 11 bankruptcy in July 2001.) Mr. Swan holds a B.S. from the University of New York and an M.B.A from State University of New York.
     Maynard G. Webb, Jr. serves eBay as Chief Operating Officer. He has served in that capacity since June 2002. From August 1999 to June 2002, Mr. Webb served as President, eBay Technologies. From July 1998 to August 1999, Mr. Webb was Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer. From February 1995 to July 1998, Mr. Webb was Vice President and Chief Information Officer at Bay Networks, Inc., a manufacturer of computer networking products. From June 1991 to January 1995, Mr. Webb was Director, IT at Quantum Corporation. Mr. Webb also serves on the board of directors of Gartner, Inc., a high technology research and consulting firm and Hyperion Solutions, a software company. Mr. Webb holds a B.A.A. degree from Florida Atlantic University.
     Fred D. Anderson has served as a director of eBay since July 2003. Mr. Anderson has been a Managing Director of Elevation Partners, a private equity firm focused on the media and entertainment industry, since July 2004. From March 1996 to June 2004, Mr. Anderson served as Executive Vice President and Chief Financial Officer of Apple Computer, Inc., a manufacturer of personal computers and related software. Prior to joining Apple, Mr. Anderson was Corporate Vice President and Chief Financial Officer of Automatic Data Processing, Inc., an electronic transaction processing firm, from August 1992 to March 1996. Mr. Anderson also serves on the board of directors of Apple Computer, Inc. and Homestore, Inc. Mr. Anderson holds a B.A. degree from Whittier College and an M.B.A. from the University of California, Los Angeles.
     Edward W. Barnholt has served as a director of eBay since April 2005. Mr. Barnholt served as President and Chief Executive Officer of Agilent Technologies, Inc., a measurement company, from May 1999 until March 2005, and served as Chairman of the Board of Agilent from November 2002 until March 2005. Before being named Agilent’s Chief Executive Officer, Mr. Barnholt served as Executive Vice President and General Manager of Hewlett-Packard Company’s Measurement Organization from 1998 to 1999. From 1990 to 1998, he served as General Manager of Hewlett-Packard Company’s Test and Measurement Organization. He was elected a Senior Vice President of Hewlett-Packard Company in 1993 and an Executive Vice President in 1996. Mr. Barnholt also serves on the board of directors of KLA-Tencor Corporation and Adobe Systems Incorporated and is a member of the Board of Trustees of the Packard Foundation. Mr. Barnholt holds a bachelor’s degree and a master’s degree in electrical engineering from Stanford University.
     Philippe Bourguignon has served as a director of eBay since December 1999. Mr. Bourguignon has been Vice Chairman of Revolution Resorts, a division of Revolution LLC, a company focused on health, living, and resort investments and operations, since January 2006. From April 2004 to January 2006, Mr. Bourguignon served as Chairman of Aegis Media France, a media communications and market research company. From September 2003 to March 2004, Mr. Bourguignon was Co-Chief Executive Officer of The World Economic Forum (The DAVOS Forum). From August 2003 to October 2003, Mr. Bourguignon served as Managing Director of The World Economic Forum. From April 1997 to January 2003, Mr. Bourguignon served as Chairman of the Board of Club Mediterranee S.A., a resort operator. Prior to his appointment at Club Mediterranee S.A., Mr. Bourguignon was Chief Executive Officer of Euro Disney S.A., the parent company of Disneyland Paris, since 1993, and Executive Vice President of The Walt Disney Company (Europe) S.A., since October 1996. Mr. Bourguignon was named President of Euro Disney in 1992, a post he held through April 1993. He joined The Walt Disney Company in 1988 as head of Real Estate development. Mr. Bourguignon holds a Masters Degree in Economics at the University of Aix-en-Provence and holds a post-graduate diploma from the Institut d’Administration des Enterprises (IAE) in Paris.

     Scott D. Cook has served as a director of eBay since June 1998. Mr. Cook is the founder of Intuit Inc., a financial software developer. Mr. Cook has been a director of Intuit since March 1984 and is currently Chairman of the Executive Committee of the Board of Intuit. From March 1993 to July 1998, Mr. Cook served as Chairman of the Board of Intuit. From March 1984 to April 1994, Mr. Cook served as President and Chief Executive Officer of Intuit. Mr. Cook also serves on the board of directors of The Procter & Gamble Company. Mr. Cook holds a B.A. degree in Economics and Mathematics from the University of Southern California and an M.B.A. degree from the Harvard Business School.
     William C. Ford, Jr. has served as a director of eBay since July 2005. Mr. Ford has served as Chief Executive Officer of Ford Motor Company, a company that engages in the manufacture and distribution of automobiles, since October 2001 and has served as Chairman of the Board of Ford since September 1998. Mr. Ford also serves as Chairman of Ford’s Environmental and Public Policy Committee and as a member of Ford’s Finance Committee. Mr. Ford has held a number of management positions at Ford since 1979. Mr. Ford serves as Vice Chairman of The Detroit Lions, Inc. and Chairman of the Board of Trustees of The Henry Ford. He is also a Vice Chairman of Detroit Renaissance. Mr. Ford holds a B.A. degree from Princeton University and a master of science degree in management from the Massachusetts Institute of Technology (MIT).
     Robert C. Kagle has served as a director of eBay since June 1997. Mr. Kagle has been a Member of Benchmark Capital, the General Partner of Benchmark Capital Partners, L.P. and Benchmark Founders’ Fund, L.P., since its founding in May 1995. Mr. Kagle also has been a General Partner of Technology Venture Investors since January 1984. Mr. Kagle also serves on the board of directors of ZipRealty, Inc. Mr. Kagle holds a B.S. degree in Electrical and Mechanical Engineering from the General Motors Institute (renamed Kettering University in January 1998) and an M.B.A. degree from the Stanford Graduate School of Business.
     Dawn G. Lepore has served as a director of eBay since December 1999. Ms. Lepore has served as Chief Executive Officer and Chairman of the Board of drugstore.com, inc., a leading online provider of health, beauty, vision, and pharmacy solutions, since October 2004. From August 2003 to October 2004, Ms. Lepore served as Vice Chairman of Technology, Active Trader, Operations, Business Strategy, and Administration for the Charles Schwab Corporation and Charles Schwab & Co, Inc., a financial holding company. Prior to this appointment, she held various positions with the Charles Schwab Corporation including: Vice Chairman of Technology, Operations, Business Strategy, and Administration from May 2003 to August 2003; Vice Chairman of Technology, Operations, and Administration from March 2002 to May 2003; Vice Chairman of Technology and Administration from November 2001 to March 2002; and Vice Chairman and Chief Information Officer from July 1999 to November 2001. Ms. Lepore holds a B.A. degree from Smith College.
     Richard T. Schlosberg, III has served as a director of eBay since March 2004. From May 1999 to January 2004, Mr. Schlosberg served as President and Chief Executive Officer of the David & Lucile Packard Foundation, a private family foundation. Prior to joining the foundation, Mr. Schlosberg was Executive Vice President of The Times Mirror Company and publisher and Chief Executive Officer of the Los Angeles Times. Prior to that, he served in the same role at the Denver Post. Mr. Schlosberg serves on the board of directors of Edison International, BEA Systems, Inc, and is also a national board member of the Smithsonian Institution, a member of the USO World Board of Governors, and a trustee of Pomona College. Mr. Schlosberg is a graduate of the United States Air Force Academy and holds an M.B.A. degree from the Harvard Business School.
     Thomas J. Tierney has served as a director of eBay since March 2003. Mr. Tierney is the founder of The Bridgespan Group, a non-profit consulting firm serving the non-profit sector, and has been its Chairman of the Board since late 1999. Prior to founding Bridgespan, Mr. Tierney served as Chief Executive Officer of Bain & Company, a consulting firm, from June 1992 to January 2000. Mr. Tierney holds a B.A. degree in Economics from the University of California at Davis and an M.B.A. degree with distinction from the Harvard Business School. Mr. Tierney is the co-author of a book about organization and strategy called Aligning the Stars.
Audit Committee and Audit Committee Financial Expert
     Our Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The members of the Audit Committee are Fred D. Anderson, Dawn G. Lepore, and Richard T. Schlosberg, III. Our Board has determined that Fred D. Anderson, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act and that each member of the Audit Committee is independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.
     We believe that during the fiscal year ended December 31, 2005, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.
     In making this statement, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and greater than 10% stockholders.

EXECUTIVE COMPENSATION
Summary of Compensation
     The following table shows certain compensation earned during the fiscal years ended December 31, 2003, 2004, and 2005, by our Chief Executive Officer and four most highly-compensated other executive officers (based on their total annual salary and bonus compensation), also referred to as the Named Executive Officers, at December 31, 2005.
Summary Compensation Table

							Long-Term and
							Other Compensation

							Number of Securities
		Annual Compensation					Underlying Options
Name and	Fiscal					Other Annual		All Other
2005 Principal Positions	Year	Salary(1)		Bonus(2)		Compensation(3)	Options(#)(4)	Compensation(5)
Margaret C. Whitman	2005	$995,016		$1,697,651	(6)	$404,917	550,000	$3,483
President and	2004	994,052		1,553,480	(6)	358,735	1,200,000	3,639
Chief Executive Officer	2003	843,823		1,159,132	(6)	377,496	2,200,000	3,639
Maynard G. Webb, Jr.	2005	625,008		799,580	(7)	268,309	300,000	1,246
Chief Operating Officer	2004	620,203		1,880,279	(7)	35,755	650,000	1,297
	2003	582,007		1,266,601	(7)	—	1,100,000	1,297
John J. Donahoe	2005	568,269	(8)	1,217,546	(9)	1,080	1,000,000	2,621
President, eBay Business Unit	2004	—		—		—	—	—
	2003	—		—		—	—	—
Jeffrey D. Jordan	2005	510,747		722,245	(10)	25,074	185,000	2,527
President, PayPal	2004	494,284		934,973	(10)	2,065	440,000	2,516
	2003	439,345		858,793	(10)	—	600,000	1,016
Rajiv Dutta	2005	416,302		588,089	(12)	104,423	385,000	2,497
Senior Vice President and	2004	392,337		368,699	(12)	1,440	330,000	2,279
Chief Financial Officer(11)	2003	341,794		275,606	(12)	—	500,000	2,279

(1)	Effective March 1, 2005, all eligible employees of eBay, including certain of the Named Executive Officers, received an annual salary increase representing: (i) in the case of Mr. Jordan, a salary of $515,016 per annum; and (ii) in the case of Mr. Dutta, a salary of $414,000 per annum. Mr. Dutta received an additional salary increase to $500,000 per annum effective November 21, 2005. Total salary amounts reported are lower than these 2005 annual salary increases because lower salaries were in effect for a portion of 2005. Neither Ms. Whitman nor Mr. Webb received an annual salary increase. Mr. Donahoe received a salary of $750,000 per annum effective March 17, 2005 (his date of hire).

(2)	All 2005 bonuses represent amounts paid in 2005 and 2006 for services rendered in 2005, all 2004 bonuses represent amounts paid in 2004 and 2005 for services rendered in 2004, and all 2003 bonuses represent amounts paid in 2003 and 2004 for services rendered in 2003.

(3)	Represents the perquisites outlined in the table below. Perquisites are valued at the incremental cost of providing such perquisites.

The incremental cost to eBay of personal usage of its corporate aircraft is calculated based on a methodology that includes the weighted average cost of fuel, maintenance expenses, parts and supplies, landing fees, ground services, catering, and crew expenses associated with such use. Because the corporate aircraft is used primarily for business travel, the methodology excludes fixed costs that do not change based on usage. Fixed costs include pilot salaries, the purchase or lease costs of the aircraft, and the cost of maintenance not related to such personal travel. Executives, their families, and invited guests occasionally fly on corporate aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost to eBay is a de minimis amount, and as a result, no amount is reflected in the table. Prior to 2004, eBay calculated the cost of the personal use of its corporate aircraft using the Standard Industrial Fare Level (SIFL) tables prescribed under applicable IRS regulations. Because eBay has determined that the incremental cost methodology produces generally higher amounts than use of the SIFL calculation method, the incremental cost methodology has also been used to calculate the value of personal use of corporate aircraft by Ms. Whitman for 2003. Our annual report and proxy statement covering the period ended December 31, 2003 reflected the value of Ms. Whitman’s personal use of corporate aircraft in 2003 using the SIFL calculation method and valued such use at $115,857.

“Information Technology Equipment and Services” consist of information technology support services provided for computer equipment located at the residences of our executive officers. In the case of Mr. Webb, “Information Technology Equipment and Services” also consist of certain computer hardware installed at Mr. Webb’s residence to permit quicker and more effective remote monitoring of the Company’s website and the related cost of installation.

“Tax reimbursements” consist of additional bonuses granted by the Compensation Committee to cover any income taxes relating to personal use of the corporate aircraft, including taxes on imputed income resulting from executives, their families, and guests traveling as additional passengers on business flights which resulted in de minimis aggregate incremental costs to eBay.

	Fiscal	Personal	Information Technology
Name	Year	Aircraft Usage	Equipment and Services	Tax Reimbursements	Total
Margaret C. Whitman	2005	$290,062	$480	$114,375	$404,917
	2004	229,145	1,200	128,390	358,735
	2003	307,496	–	70,000	377,496
Maynard G. Webb, Jr.	2005	202,501	13,523	52,285	268,309
	2004	28,070	420	7,265	35,755
	2003	–	–	–	–
John J. Donahoe	2005	–	1,080	–	1,080
	2004	–	–	–	–
	2003	–	–	–	–
Jeffrey D. Jordan	2005	18,539	2,640	3,895	25,074
	2004	–	–	2,065	2,065
	2003	–	–	–	–
Rajiv Dutta	2005	90,698	120	13,605	104,423
	2004	–	1,440	–	1,440
	2003	–	–	–	–

(4)	Amounts have been adjusted to reflect all prior stock splits, including eBay’s two-for-one stock split that occurred on February 16, 2005.

(5)	Represents the following payments by eBay:

			Premiums Paid for
			Accidental Death and
	Fiscal	Premiums Paid for	Dismemberment	Matching 401(k)
Name	Year	Group Life Insurance	Coverage	Contributions	Total
Margaret C. Whitman	2005	$1,553	$430	$1,500	$3,483
	2004	1,664	475	1,500	3,639
	2003	1,664	475	1,500	3,639
Maynard G. Webb, Jr.	2005	976	270	–	1,246
	2004	1,009	288	–	1,297
	2003	1,009	288	–	1,297
John J. Donahoe	2005	878	243	1,500	2,621
	2004	–	–	–	–
	2003	–	–	–	–
Jeffrey D. Jordan	2005	804	223	1,500	2,527
	2004	790	226	1,500	2,516
	2003	790	226	–	1,016
Rajiv Dutta	2005	781	216	1,500	2,497
	2004	606	173	1,500	2,497
	2003	606	173	1,500	2,279

(6)	Represents amounts paid to Ms. Whitman under the eBay Incentive Plan, which for years prior to 2005 was referred to as eBay’s Management Incentive Plan.

(7)	Represents: (i) for 2005, $799,580 paid under the eBay Incentive Plan; (ii) for 2004, $726,279 paid under eBay’s Management Incentive Plan and $1,154,000 paid under Mr. Webb’s special retention plan; and (iii) for 2003, $620,501 paid under eBay’s Management Incentive Plan and $646,100 paid under Mr. Webb’s special retention plan. We entered into Mr. Webb’s special retention plan in January 2001, under which Mr. Webb received bonus payments in August of 2001, 2002, 2003, and 2004.

(8)	Mr. Donahoe was hired by eBay on March 17, 2005. Accordingly, the amounts shown in the table above for fiscal year 2005 are for a period of less than a year. Mr. Donahoe’s salary in 2005 was $750,000 per annum.

(9)	Represents $717,546 paid under the eBay Incentive Plan and $500,000 paid under Mr. Donahoe’s special retention plan. We entered into a special retention bonus plan with Mr. Donahoe in November 2004 in connection with his hiring. Under the terms of this bonus plan, Mr. Donahoe received a $500,000 bonus in April 2005. In addition, the terms of the bonus plan provide for three additional bonus payments of $500,000, payable on each of the first, second and third anniversaries of the date of his commencement of employment, assuming his continued employment with us.

(10)	Represents: (i) for 2005, $525,482 paid under the eBay Incentive Plan and $196,763 under Mr. Jordan’s special retention plan; (ii) for 2004, $462,948 for 2004 paid under eBay’s Management Incentive Plan, and $472,025 under Mr. Jordan’s special retention plans; and (iii) for 2003, $361,505 paid under eBay’s Management Incentive Plan and $497,288 under Mr. Jordan’s special retention plans. In May 2000, we entered into a special retention bonus plan with Mr. Jordan under which Mr. Jordan received bonus payments in May of 2001, 2002, 2003, and 2004. In April 2001, we entered into a second special retention bonus plan with Mr. Jordan under which Mr. Jordan received bonus payments in April of 2002, 2003, 2004, and 2005.

(11)	Mr. Dutta served eBay as Senior Vice President and Chief Financial Officer until March 16, 2006 and has completed his transition to his new role as President, Skype.

(12)	Represents amounts paid to Mr. Dutta under the eBay Incentive Plan, which for years prior to 2005 was referred to as eBay’s Management Incentive Plan.
     The following executive officers received grants of options in 2005 under eBay’s 2001’s Equity Incentive Plan, which we also refer to as the 2001 Plan.
OPTION GRANTS DURING 2005

	Number of	Percentage of
	Securities	Total Options
	Underlying	Granted to	Exercise
	Options	Employees	Price Per	Expiration
Name	Granted(1)	during 2005(2)	Share(3)	Date	Grant Date Present Value(4)
Margaret C. Whitman.	550,000	1.6%	$42.58	3/1/15	$6,894,546
Maynard G. Webb, Jr.	300,000	0.9	42.58	3/1/15	3,760,661
John J. Donahoe	1,000,000	2.9	35.50	3/25/15	10,619,950
Jeffrey D. Jordan	185,000	0.5	42.58	3/1/15	2,319,074
Rajiv Dutta	185,000	0.5	42.58	3/1/15	2,319,074
	200,000	0.6	46.71	11/25/15	2,650,250

(1)	Options granted in 2005 were granted under our 2001 Equity Incentive Plan. All options granted in 2005 to the Named Executive Officers were granted by our Board of Directors, are nonqualified stock options, and are subject to a four-year vesting schedule, and, except for Mr. Donahoe’s option and Mr. Dutta’s November 25, 2005 option grant, such options vest 12.5% six months after the grant date and 1/48 per month thereafter. Mr. Donahoe’s new hire option grant vests 25% on the first anniversary of the grant date and 1/48 per month thereafter. Mr. Dutta’s November 25, 2005 option grant vests 50% on November 22, 2007 and 1/48 per month thereafter. Amounts have been adjusted to reflect the two-for-one stock split that occurred on February 16, 2005.

(2)	Based on options to purchase 34,488,548 shares of our common stock granted to employees in 2005.

(3)	Options were granted at an exercise price equal to the fair market value of our common stock, as determined by our Board of Directors, on the date of grant. The exercise prices per share listed in the table above are rounded up to the nearest cent. The exercise per share has been adjusted to reflect the two-for-one stock split that occurred on February 16, 2005.

(4)	Represents the estimated fair value of stock options as of the applicable grant date. The Black-Scholes method is used to estimate the fair value in accordance with the requirements of Financial Accounting Standards Board’s Statement of Financial Accounting Standards 123(R) (FAS 123R). The estimated fair value of all stock-based compensation is amortized over the vesting period and is reflected in the footnotes to eBay’s consolidated financial statements through fiscal year 2005 and, beginning in fiscal year 2006, will be included as an expense in the eBay’s consolidated income statement in accordance with FAS 123R.
     The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 2005 and the number of shares of our common stock subject to exercisable and unexercisable stock options held as of December 31, 2005 by each of the Named Executive Officers. The value at fiscal year end is measured as the difference between the exercise price and the fair market value at close of market on December 31, 2005, which was $43.22.

Aggregate Option Exercises in 2005 and Values at December 31, 2005

			Number of Securities
			Underlying		Value of Unexercised
	Shares		Unexercised Options		In-The-Money Options
	Acquired on	Value
Name	Exercise(1)	Realized(2)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Margaret C. Whitman	—	$—	6,165,625	1,984,375	$165,124,612	$26,255,288
Maynard G. Webb, Jr.	600,000	14,996,096	1,231,875	978,125	24,381,887	12,212,312
John J. Donahoe	—	—	—	1,000,000	—	7,720,000
Jeffrey D. Jordan	640,000	15,833,862	1,058,055	607,813	22,714,974	7,340,450
Rajiv Dutta	285,000	7,993,726	1,672,644	946,356	45,285,061	13,763,116

(1)	Amounts have been adjusted to reflect the two-for-one stock split that occurred on February 16, 2005.

(2)	Value realized is based on the fair market value of our common stock on date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the Named Executive Officer.
Pension Plan and Other Retirement Arrangements
     We do not have any pension plan or deferred compensation plan for our U.S. employees, including our executive officers. We have a savings plan, which qualifies under Section 401(k) of the Internal Revenue Code. We contribute one dollar for each dollar a participant contributes, with a maximum contribution of $1,500 per employee (including our executive officers). Our non-U.S. employees are covered by various other savings, and in some cases pension, plans.
Employment Agreements, Change-in-Control Arrangements, Severance Arrangements, and Retention Bonus Plans with Executive Officers
     We do not have individual long-term employment agreements or change-in-control arrangements with any of our executive officers. We do not have any severance payment arrangements with any of our executive officers, except that: (i) under her January 16, 1998 employment letter agreement, if Ms. Whitman is terminated other than for cause, she is entitled to receive salary compensation for six months, and if she remains unemployed at the end of such six-month period, she is eligible to received additional salary compensation for the lesser of six months or commencement of other employment; and (ii) under his July 17, 1999 offer letter, if Mr. Webb is terminated other than for cause, he is entitled to receive salary compensation for six months, and if he remains unemployed at the end of such six-month period, he is eligible to received additional salary compensation for the lesser of six months or commencement of other employment. See footnotes 9 and 10 of the Summary Compensation Table for descriptions of the special retention bonus plans that we entered into with Mr. Jordan and Mr. Donahoe.
     Similar to the provisions of broad-based equity compensation plans of many other public companies, our broad-based equity compensation plans provide that in the event of a change in control, any surviving corporation or acquiring corporation must either assume or continue outstanding awards or substitute similar awards. If the surviving corporation or acquiring corporation refuses to do so, then with respect to awards held by participants whose service has not terminated, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full.
Compensation of Directors
     Board compensation is determined by the Compensation Committee. Prior to 2003, Board compensation was 100% equity based. After a review in December 2002, Board compensation was substantially revised by the Board, with equity compensation reduced and cash compensation added. Board compensation has subsequently been reviewed annually by the Compensation Committee, which has not changed cash compensation and has effectively reduced equity compensation by holding the number of options granted annually to the same absolute number notwithstanding two subsequent stock splits of eBay common stock.
     New directors who are not employees of eBay, or any parent, subsidiary or affiliate of eBay, receive deferred stock units, or DSUs, with an initial value of $150,000 under our 2003 Deferred Stock Unit Plan. DSUs represent an unfunded, unsecured right to receive shares of eBay common stock (or the equivalent value thereof in cash or property), and the value of DSUs varies directly with the price of eBay’s common stock. Each DSU award granted to a non-employee director upon election to the Board will vest as to 25% of the DSUs on the first anniversary of the date of grant and as to 1/48 of the DSUs each month thereafter, provided the director continues as a director or consultant of eBay. DSUs are payable in stock or cash (at eBay’s election) following the termination of a non-employee director’s tenure in such capacity.

     Non-employee directors are also eligible to participate in the 1998 Directors Stock Option Plan, also referred to as the Directors Plan. Option grants under the Directors Plan are automatic and non-discretionary, and the exercise price of the options must be 100% of the fair market value of the common stock on the date of grant. Each eligible director is granted an option to purchase 15,000 shares of eBay common stock at the time of each annual meeting if he or she has served continuously as a member of the Board since the date elected. The Compensation Committee elected to maintain the annual option grant under the Directors Plan at 15,000 shares notwithstanding the two-for-one split of eBay common stock in February 2005. All options granted under the Directors Plan vest as to 25% of the shares on the first anniversary of the date of grant and as to 1/48 of the shares each month thereafter, provided the optionee continues as a director or consultant of eBay. In the event of a change of control of eBay, the Directors Plan provides that options granted under that plan will become fully vested and the individual award agreements for directors under the 2003 Deferred Stock Unit Plan provide that DSUs granted under that plan will become fully vested.
     Except for Mr. Omidyar, eBay’s founder and the Chairman of its Board of Directors, non-employee directors are paid a retainer of $50,000 per year, the chairman of the Audit Committee receives an additional $10,000 per year, and the Lead Independent Director and all other committee chairs receive an additional $5,000 per year. Directors may elect to receive, in lieu of these fees and at the time these fees would otherwise be payable (i.e., on a quarterly basis in arrears for services provided), DSUs with an initial value equal to the amount of these fees. Except for Mr. Omidyar, each non-employee director also receives meeting fees of $2,000 for each Board meeting and $1,000 for each committee meeting.
     During the year ended December 31, 2005, non-employee directors received the following compensation:

Name	Fees Earned or Paid in Cash	Option Awards	Deferred Stock Units
Fred D. Anderson	$89,000	15,000	–
Edward W. Barnholt	18,000	15,000	5,346
Philippe Bourguignon	35,500	15,000	596
Scott D. Cook	32,750	15,000	656
William C. Ford, Jr.	4,000	–	3,895
Robert C. Kagle	32,750	15,000	656
Dawn G. Lepore	85,000	15,000	–
Pierre M. Omidyar	–	–	–
Richard T. Schlosberg, III	85,000	15,000	–
Thomas J. Tierney	41,750	15,000	656
Stock Ownership Guidelines for Directors
     In September 2004, our Board adopted stock ownership guidelines to better align the interests of our directors and executives with the interests of stockholders and further promote our commitment to sound corporate governance. Under the guidelines, directors are required to achieve ownership of eBay common stock valued at three times the amount of the annual retainer paid to directors within three years of joining the Board, or in the case of directors serving at the time the guidelines were adopted, within three years of the date of adoption of the guidelines. A more detailed summary of our stock ownership guidelines can be found on our website at http://investor.ebay.com/governance. The ownership levels of our directors as of April 1, 2006 are set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” below.
Compensation Committee Interlocks and Insider Participation
     The members of the Compensation Committee of our Board are Edward W. Barnholt, Philippe Bourguignon, Robert C. Kagle, and Thomas J. Tierney. No member of our Board’s Compensation Committee is or was formerly an officer or an employee of eBay. No interlocking relationship exists between our Board and its Compensation Committee and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
     The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of April 1, 2006, by (i) each stockholder known to us to be the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table set forth under “Executive Compensation — Summary of Compensation” above, and (iv) all executive officers and directors as a group.

	Shares Beneficially
	Owned(1)
Name of Beneficial Owner	Number	Percent
Pierre M. Omidyar(2)	202,323,408	14.4%
Jeffrey S. Skoll(3)	83,024,912	5.9
FMR Corp(4)	70,819,310	5.0
Margaret C. Whitman(5)	33,027,600	2.3
Maynard G. Webb, Jr.(6)	1,280,416	*
John J. Donahoe(7)	292,459	*
Jeffrey D. Jordan(8)	1,028,359	*
Rajiv Dutta(9)	1,918,492	*
Fred D. Anderson(10)	20,375	*
Edward W. Barnholt(10)	0	*
Philippe Bourguignon(10)	182,125	*
Scott D. Cook(11)	1,807,723	*
William C. Ford(12)	125,225	*
Robert C. Kagle(13)	3,777,711	*
Dawn G. Lepore(14)	401,625	*
Richard T. Schlosberg, III(15)	19,375	*
Thomas J. Tierney(16)	52,125	*
All directors and executive officers as a group (20 persons)(17)	251,866,316	17.6

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 1, 2006 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 1,408,671,441 shares of common stock outstanding as of April 1, 2006.

(2)	Mr. Omidyar is our Founder and Chairman of the Board. Includes 285,000 shares held by his spouse as to which he disclaims beneficial ownership. The address for Mr. Omidyar is c/o eBay Inc. 2145 Hamilton Avenue, San Jose, California 95125.

(3)	Mr. Skoll is a former officer and director of the company. The address for Mr. Skoll is c/o Seiler & Company, LLP, 1100 Marshall Street, Redwood City, CA 94063, Attn: James G.B. DeMartini, III.

(4)	The address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(5)	Ms. Whitman is our President and Chief Executive Officer. Includes 14,108,380 shares held by the Griffith R. Harsh, IV & Margaret C. Whitman TTEES of Sweetwater Trust U/A/D 10/15/99, 1,098,777 shares held by the Griffith R. Harsh, IV, TTEE GRH 2005 GRAT, and 1,098,777 shares held by the Margaret C. Whitman TTEE, MCW 2005 GRAT, 3,000,000 shares held by the Griffith R. Harsh, IV, TTEE GRH March 2006 Two Year GRAT and 3,000,000 shares held by the Margaret C. Whitman, TTEE, MCW March 2006 Two Year GRAT. In addition, it includes (a) 4,792 shares held by Griffith Rutherford Harsh IV Custodian Griffith Rutherford Harsh V UTMA California as to which Ms. Whitman’s spouse is custodian for the trust and as to which Ms. Whitman disclaims beneficial ownership and (b) 4,792 shares held by Griffith Rutherford Harsh IV Custodian William Whitman Harsh UTMA California as to which Ms. Whitman’s spouse is custodian for the trust and as to which Ms. Whitman disclaims beneficial ownership. Includes 6,752,082 shares Ms. Whitman has the right to acquire pursuant to outstanding options exercisable within 60 days of April 1, 2006. The address for Ms. Whitman is c/o eBay Inc., 2145 Hamilton Avenue, San Jose, California 95125.

(6)	Mr. Webb is our Chief Operating Officer. Includes 1,280,416 shares Mr. Webb has the right to acquire pursuant to outstanding options exercisable within 60 days of April 1, 2006. The address for Mr. Webb is c/o eBay Inc., 2145 Hamilton Avenue, San Jose, California 95125.

(7)	Mr. Donahoe is our President, eBay Business Unit. Includes 291,666 shares Mr. Donahoe has the right to acquire pursuant to outstanding options exercisable within 60 days of April 1, 2006. The address for Mr. Donahoe is c/o eBay Inc., 2145 Hamilton Avenue, San Jose, California 95125.

(8)	Mr. Jordan is our President, PayPal. Includes 988,159 shares Mr. Jordan has the right to acquire pursuant to outstanding options exercisable within 60 days of April 1, 2006. The address for Mr. Jordan is c/o eBay Inc., 2145 Hamilton Avenue, San Jose, California 95125.

(9)	Mr. Dutta is our President, Skype. Includes 1,875,874 shares Mr. Dutta has the right to acquire pursuant to outstanding options exercisable within 60 days of April 1, 2006. The address for Mr. Dutta is c/o eBay Inc., 2145 Hamilton Avenue, San Jose, California 95125.

(10)	Includes, in the case of Mr. Anderson, 14,375 shares Mr. Anderson has the right to acquire pursuant to outstanding options exercisable within 60 days of April 1, 2006, and in the case of Mr. Bourguignon, 176,125 shares Mr. Bourguignon has the right to acquire pursuant to outstanding options exercisable within 60 days of April 1, 2006. The address for Messrs. Anderson, Barnholt, and Bourguignon is c/o eBay Inc., 2145 Hamilton Avenue, San Jose, California 95125.

(11)	Includes 1,644,717 shares Mr. Cook has the right to acquire pursuant to outstanding options exercisable within 60 days of April 1, 2006. The address for Mr. Cook is c/o Intuit, Inc., 2535 Garcia Avenue, Mountain View, California 94043.

(12)	The address for Mr. Ford is c/o Ford Motor Company, One American Road, Dearborn, Michigan 48126.

(13)	Includes 415,625 shares Mr. Kagle has the right to acquire pursuant to outstanding options exercisable within 60 days of April 1, 2006. The address for Mr. Kagle is c/o Benchmark Capital, 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(14)	Includes 361,625 shares Ms. Lepore has the right to acquire pursuant to outstanding options exercisable within 60 days of April 1, 2006. The address for Ms. Lepore is c/o drugstore.com, inc., 411 108th Avenue NE, Suite 1400, Bellevue, Washington 98004.

(15)	Includes 14,375 shares Mr. Schlosberg has the right to acquire pursuant to outstanding options exercisable within 60 days of April 1, 2006. The address for Mr. Schlosberg is 9901 IT-10 West, Suite 800, San Antonio, Texas 78230.

(16)	Includes 48,125 shares Mr. Tierney has the right to acquire pursuant to outstanding options exercisable within 60 days of April 1, 2006. The address for Mr. Tierney is c/o The Bridgespan Group, 535 Boylston Street, 10th Floor, Boston, Massachusetts 02116.

(17)	Includes 18,755,797 shares subject to options exercisable within 60 days of April 1, 2006.
Equity Compensation Plan Information
     Information regarding shares of common stock that may be issued upon the exercise of options, warrants, and rights under our existing equity compensation plans was set forth under the heading “Equity Compensation Plan Information” in Item 5 of our Annual Report on Form 10-K filed on February 24, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with eBay.
     From time to time, we have entered into and may continue to enter into commercial arrangements with companies with which our directors or executive officers may have relationships, including as a director or executive officer, but with respect to which our directors or executive officers do not have a material interest and, thus, are not required to be disclosed. These commercial arrangements are entered into in the ordinary course of business and on an arm’s-length basis.
     In March 2006, we made a $2,000,000 equity investment in Meetup, Inc., a local community website that brings groups together offline. Mr. Omidyar, our founder and the Chairman of our Board of Directors, is a director of Meetup, Inc., and entities controlled by Mr. Omidyar beneficially hold greater than a 10% equity interest in Meetup, Inc. Consistent with our corporate governance practices, the Audit Committee of our Board of Directors pre-approved this transaction. We believe this transaction was made on terms no less favorable to us than we could have obtained from unaffiliated third parties. While we do not believe that Mr. Omidyar had a direct or indirect material interest in this transaction, and thus it is not required to be disclosed, we are disclosing its existence as a matter of good corporate governance and because it is not an ordinary course commercial arrangement.
     In February 2006, we entered into a special retention bonus plan with Mr. Swan in connection with his hiring. Under the terms of this bonus plan, Mr. Swan received a $200,000 bonus in March 2006. In addition, the terms of the bonus plan provide for four additional bonus payments of $200,000, payable on each of the first, second, third, and fourth anniversaries of the date of his commencement of employment, assuming his continued employment with us.
     Mr. Omidyar and Mr. Skoll, a beneficial owner of more than 5% of our common stock, from time to time make their personal aircraft available to our officers for business purposes at no cost to us. The imputed cost of the aircraft use was not material to our consolidated financial statements.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
     During the fiscal years ended December 31, 2004 and December 31, 2005, fees for services provided by PwC were as follows (in thousands):

	Year Ended
	December 31,
	2004	2005
Audit Fees	$3,757	$3,174
Audit-Related Fees	1,617	2,202
Tax Fees	—	—
All Other Fees	—	—

Total	$5,374	$5,376

     “Audit Fees” consisted of fees incurred for services rendered for the audit of eBay’s annual financial statements, review of financial statements included in eBay’s quarterly reports on Form 10-Q, other services normally provided in connection with statutory and regulatory filings, and for attestation services related to Sarbanes-Oxley compliance. “Audit-Related Fees” consisted of fees billed for due diligence procedures in connection with acquisitions and divestitures and consultation regarding financial accounting and reporting matters. We did not incur any “Tax Fees” or “All Other Fees” in the fiscal years ended December 31, 2004 and 2005.
     The Audit Committee of our Board of Directors has determined that the rendering of non-audit services by PwC was compatible with maintaining their independence.
Audit Committee Pre-Approval Policy
     The Audit Committee of our Board of Directors has adopted a policy requiring the pre-approval of any non-audit engagement of PwC. In the event that we wish to engage PwC to perform accounting, technical, diligence, or other permitted services not related to the services performed by PwC as our independent registered public accounting firm, our internal finance personnel will prepare a summary of the proposed engagement, detailing the nature of the engagement, the reasons why PwC is the preferred provider of such services, and the estimated duration and cost of the engagement. The report will be provided to our Audit Committee or a designated committee member, who will evaluate whether the proposed engagement will interfere with the independence of PwC in the performance of its auditing services. Beginning with the first quarter of 2003, we have disclosed all approved non-audit engagements during a quarter in the appropriate quarterly report on Form 10-Q or annual report on Form 10-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
April 11, 2006	By:	/s/ Michael R. Jacobson
		Name:	Michael R. Jacobson
		Title:	Senior Vice President, Legal Affairs, General Counsel & Secretary